UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

          ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On October 30, 2013, we sold our Northridge Office Building to the Fulton County Board of Education for $5,280,000 and paid off our $2,422,533 Northridge Office Building loan. This sale also reduced our operating expenses by approximately $210,000 per year. The Fulton County Board of Education intends to occupy 100% of the building and as a condition of closing, required that we vacate the building by February 28, 2014, which was later extended to April 5, 2014. Consequently, we were required to seek new office space in another building. On February 19, 2014, we entered into a sublease for 1,817 square feet of office space with Roberts Capital Partners, LLC. The sublease has a commencement date of April 7, 2014. Roberts Capital Partners, LLC is owned by Mr. Charles S. Roberts, our Chairman of the Board, Chief Executive Officer, and President. The rental rates and lease term are the same rental rates and lease term that Roberts Capital Partners, LLC has with KBS SOR Northridge LLC, the unrelated third party owner of the building. Roberts Capital Partners, LLC is liable to the building owner for the full three-year term of its lease, however, we negotiated a 90-day right to terminate our sublease. The sublease has a three-year term, with a one-year option, which provides for rental rates of $16.50 per square foot in Year 1, $17.25 per square foot in Year 2, $18.00 per square foot in Year 3, and $18.75 per square foot for the Year 4 option. We have the right to terminate the sublease upon 90 days notice, by paying a minimum of 12 months of rent under the sublease, and an early termination amount, which will be the lesser of (x) the next 12 months of rent due under the sublease or (y) the remaining amounts due under the term of the sublease, as calculated on the early termination date. The minimum total lease payments to Roberts Capital Partners, LLC will be $61,324 and the maximum total lease payments, assuming the full three-year term and the exercise of the Year 4 option, would be $128,099. We believe the favorable terms of our sublease provide us with significant flexibility in successfully implementing our business plan.

In compliance with the applicable listing rules of the NYSE MKT stock exchange, Roberts Realty’s audit committee, which is composed of three independent directors, approved the sublease outlined above in accordance with the committee’s charter. Additionally, in accordance with Roberts Realty’s Code of Business Conduct and Ethics, Roberts Realty’s board of directors approved the sublease, with Mr. Roberts abstaining from the vote.

Note Regarding Forward-looking Statements

This report contains a “forward-looking statement” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statement relates to our intent, belief, or expectations regarding the implementation of our business plan. This statement involves a number of known and unknown risks, uncertainties, and other factors, all of which are difficult or impossible to predict and many of which are beyond the Company’s control, that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by this forward-looking statement, including the occurrence, terms and timing of one or more transactions or sales.

For this forward-looking statement, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statement, which speaks only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statement contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more information about other risks and uncertainties we face, please see the section in our most recent annual report on Form 10-K and quarterly report on Form 10-Q entitled “Risk Factors.”

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Exhibit

10.1	Office Lease by and between Roberts Capital Partners, LLC, as Landlord, and Roberts Properties Residential, L.P., as Tenant, dated as of February 19, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: February 25, 2014	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer